                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Rainforest Cafe, Inc.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)



-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------

    (5) Total fee paid:


--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                          [RAINFOREST CAFE, INC. LOGO]


                             720 SOUTH FIFTH STREET
                            HOPKINS, MINNESOTA 55343



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 22, 1997



TO THE SHAREHOLDERS OF RAINFOREST CAFE, INC.:

     Please take notice that the Annual Meeting of Shareholders of Rainforest Cafe, Inc. (the "Company") will be held, pursuant to due call by the Board of Directors of the Company, at the Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota on May 22, 1997 at 8:45 a.m., or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

        1. To elect eight directors.

        2. To transact any other business as may properly come before the meeting or any adjournments thereof.

     Pursuant to due action of the Board of Directors, shareholders of record on March 27, 1997, will be entitled to vote at the meeting or any adjournments thereof.

     A PROXY FOR THE MEETING IS ENCLOSED HEREWITH. YOU ARE REQUESTED TO FILL IN AND SIGN THE PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                     By Order of the Board of Directors

                                     RAINFOREST CAFE, INC.


                                     Martin J. O'Dowd, Secretary
April 10, 1997

                            RAINFOREST CAFE, INC.

                             720 SOUTH FIFTH STREET
                            HOPKINS, MINNESOTA 55343

                           _________________________

                                PROXY STATEMENT
                           _________________________


                   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 22, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rainforest Cafe, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held May 22, 1997. The approximate date on which this Proxy Statement and the accompanying proxy were first sent or given to shareholders was April 10, 1997. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing, in open meeting or by executing and delivering a new proxy to the Secretary of the Company. Unless so revoked, the shares represented by each proxy will be voted at the meeting and at any adjournments thereof. Presence at the meeting of a shareholder who has signed a proxy does not alone revoke that proxy. Only shareholders of record at the close of business on March 27, 1997 (the "Record Date") will be entitled to vote at the meeting or any adjournments thereof.

                             VOTING SECURITIES AND
                           PRINCIPAL HOLDERS THEREOF

     The Company has outstanding one class of voting securities, Common Stock, no par value, of which 17,265,889 shares were outstanding as of the close of business on the Record Date. Each share of Common Stock is entitled to one vote on all matters put to a vote of shareholders.

     The following table sets forth as of April 1, 1997 certain information regarding the beneficial ownership of shares of Common Stock by each director of the Company, each of the executive officers listed in the Summary Compensation Table, each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of the directors and executive officers
is 720 South Fifth Street, Hopkins, Minnesota   55343.

 NAME OF BENEFICIAL OWNER                                         NUMBER  PERCENTAGE
-------------------------                                      ---------  ----------
Lyle Berman(1) . . . . . . . . . . . . . . . . . . . . . . .   1,016,500     5.9
Martin J. O'Dowd(2). . . . . . . . . . . . . . . . . . . . .     148,089      *
Steven W. Schussler(3) . . . . . . . . . . . . . . . . . . .     671,214     3.9
Ercu Ucan(4) . . . . . . . . . . . . . . . . . . . . . . . .     287,714     1.6
Mark S. Robinow(5) . . . . . . . . . . . . . . . . . . . . .      36,180      *
David W. Anderson  . . . . . . . . . . . . . . . . . . . . .     243,750     1.4
Kenneth W. Brimmer . . . . . . . . . . . . . . . . . . . . .      35,000      *
David L. Rogers(6) . . . . . . . . . . . . . . . . . . . . .      55,000      *
Joel N. Waller(7)  . . . . . . . . . . . . . . . . . . . . .      68,125      *
Putnam Investments, Inc.(8). . . . . . . . . . . . . . . . .   2,171,496     12.6
Fidelity Management & Research Company (9) . . . . . . . . .     948,600      5.5
All directors and executive officers as a group
(eleven persons) . . . . . . . . . . . . . . . . . . . . . .   2,594,272     14.6

 *Less than 1%.

   (1) The address of such reporting person is 13705 First Avenue North, Plymouth, Minnesota 55441.
   (2) Includes 148,000 shares not outstanding but deemed beneficially owned by virtue of Mr. O'Dowd's right to acquire such shares within 60 days.
   (3) Includes 26,000 shares not outstanding but deemed beneficially owned by virtue of Mr. Schussler's right to acquire such shares within 60 days.
   (4) Includes 287,500 shares not outstanding but deemed beneficially owned by virtue of Mr. Ucan's right to acquire such shares within 60 days.
   (5) Includes 36,000 shares not outstanding but deemed beneficially owned by virtue of Mr. Robinow's right to acquire such shares within 60 days.
   (6) Includes 25,000 shares not outstanding but deemed beneficially owned by virtue of Mr. Rogers' right to acquire such shares within 60 days.
   (7) Includes 25,000 shares not standing but deemed beneficially owned by virtue of Mr. Waller's right to acquire such shares within 60 days.
   (8) Based on the most recent Schedule 13G filed on February 4, 1997 with the Securities and Exchange Commission. The address of Putnam Investments, Inc. is One Post Office Square, Boston, Massachusetts 02109.
   (9) Based on the most recent Schedule 13G filed on February 14, 1997 with the Securities and Exchange Commission. The address of Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

                             ELECTION OF DIRECTORS

Eight directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Shareholders, or until his successor is elected and qualified. All of the persons listed below are now serving as directors of the Company. All of the persons listed below have consented to serve as a director, if elected. The Board of Directors proposes for election the nominees listed below:

LYLE BERMAN, age 55, has been Chairman of the Board and Chief Executive Officer of the Company since its inception in February 1994. Mr. Berman has been Chief Executive Officer and Chairman of the Board of Grand Casinos, Inc. and its predecessor since October 1990. Mr. Berman has been Chief Executive Officer of Stratosphere Corporation since July 1994 and Chairman of Stratosphere Corporation since July 1996. Stratosphere Corporation filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 1997. Mr. Berman is also a director of G-III Apparel Group Ltd., Innovative Gaming Corporation of America, New Horizon Kids Quest, Inc. and Wilsons The Leather Experts, Inc. ("Wilsons")

MARTIN J. O'DOWD, age 49, has been President and Chief Operating Officer since May 1995 and has served as a director and Secretary since June 1995. From July 1987 to May 1995, Mr. O'Dowd was Corporate Director, Food & Beverage Services for Holiday Inn Worldwide. From August 1985 to July 1987, Mr. O'Dowd was Vice President and General Operations Manager for the Hard Rock Cafe in New York. Mr. O'Dowd is also a director of Elephant & Castle Group, Inc. and Famous Dave's of America, Inc., two companies involved in the restaurant business.

STEVEN W. SCHUSSLER, age 41, has been Executive Vice President-Development of the Company since its inception and a director of the Company since January 1995. From 1983 to February 1992, Mr. Schussler was an officer of Juke Box Saturday Night in Minneapolis, Inc. ("JBSN"), a 1950's and 1960's theme restaurant and nightclub. JBSN filed for bankruptcy under Chapter 7 of the U.S. Bankruptcy Code in January 1992.

ERCU UCAN, age 41, has been Executive Vice President-Retail of the Company since its inception and a director of the Company since January 1995. From September 1992 until December 1993, Mr. Ucan served as President of the Orjin Textile Group in Istanbul, Turkey, a garment factory employing approximately 150 persons. From January 1989 until August 1992, Mr. Ucan served as Director of Trend Merchandising and Director of Product Development for Wilsons.

     DAVID W. ANDERSON, age 43, has been a director of the Company since September 1995. Mr. Anderson has been a director and Executive Vice President of Grand Casinos, Inc. and its predecessor since October 1990. Mr. Anderson is also Chairman and Chief Executive Officer of Famous Dave's of America, Inc., a Minneapolis-based barbeque restaurant company.

     KENNETH W. BRIMMER, age 41, has been a director of the Company since August 1996. Mr. Brimmer has been employed by Grand Casinos, Inc. and its predecessor since October 1990 as Special Assistant to the Chairman and Chief Executive Officer, Lyle Berman. In addition, Mr. Brimmer has served as Treasurer of the Company since September 5, 1995.

     DAVID L. ROGERS, age 54, has been a director of the Company since January 1995. From November 1988 through March 1992, Mr. Rogers was Executive Vice
President and Chief Operating Officer of Wilsons.   Since April 1992 Mr. Rogers
has been President and Chief Operating Officer of Wilsons. Mr. Rogers is also a director of Grand Casinos, Inc.

     JOEL N. WALLER, age 57, has been a director of the Company since January 1995. Mr. Waller was President of Wilsons from 1983 through March 1992 when he was promoted to Chairman and Chief Executive Officer. Mr. Waller is also a director of Grand Casinos, Inc. and of Damark International, Inc.

PROXIES AND VOTING

     The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for election to the Board of each of the eight nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

     All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors.

     EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation from February 3, 1994 (inception) through December 29, 1996 awarded to or earned by the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer:

                           SUMMARY COMPENSATION TABLE


                                                                                         LONG-TERM
                                                         ANNUAL COMPENSATION             COMPENSATION
                                                   ------------------------------------  ------------
                                                                                          SECURITIES
                                                    FISCAL  SALARY        OTHER ANNUAL   UNDERLYING
           NAME AND PRINCIPAL POSITION                YEAR    $          COMPENSATION $  OPTIONS (#)
-------------------------------------------------  -------  ---------    --------------  ------------
Lyle Berman                                           1996  $     0        $    0                0
  Chairman of the Board and Chief Executive Officer   1995        0             0                0
                                                      1994        0             0                0
Martin J. O'Dowd
  President/ Chief Operating Officer                  1996  166,923        35,000                0
                                                      1995   95,385 (1)    19,077          300,000

Steven W. Schussler                                   1996  129,231        28,000                0
  Executive Vice President - Development              1995  110,769        22,514           75,000
                                                      1994   21,153        66,308 (2)            0

Ercu Ucan                                             1996  129,231        28,000                0
  Executive Vice President - Retail                   1995  115,000        23,000           75,000
                                                      1994   41,857        59,231(2)       262,500
Mark S. Robinow
  Chief Financial Officer                             1996  113,692        23,600                0
                                                      1995    6,346(3)      4,231           90,000

(1) Mr. O'Dowd began his employment with the Company on May 15, 1995.

(2) Includes amounts paid to Messrs. Schussler and Ucan pursuant to consulting arrangements prior to each becoming employees of the Company.

(3) Mr. Robinow began his employment with the Company on November 27, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

     There were no grants of stock options to the Company's executive officers named in the Summary Compensation Table during the last fiscal year.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

     The following table summarizes information with respect to options held by the executive officers named in the Summary Compensation Table and the value of the options held by such persons at the end of fiscal 1996.



                                                                                        Value of Unexercised
                                                            Number of Unexercised       in-the-Money Options
                                                            Options at FY-End (#)       FY-End ($)
                     Shares Acquired on    Value
Name                 Exercise (#)          Realized    ($)  Exercisable  Unexercisable  Exercisable  Unexercisable
----                 --------------------  ---------------  -----------  -------------  -----------  -------------
Lyle Berman                           ---              ---          ---            ---          ---            ---
Martin J. O'Dowd                   12,000          307,200      108,000        180,000    2,170,800      3,618,000
Steven W. Schussler                24,000          518,400        1,000         50,000       20,100      1,005,000
Ercu Ucan                             ---              ---      200,000        137,500    4,613,250      3,060,375
Mark S. Robinow                       ---              ---       36,000         54,000      356,400        534,600

DIRECTOR COMPENSATION

     Directors receive no fees for serving as directors. The Company granted options in February 1995 to each of Messrs. Rogers and Waller to acquire 37,500 shares of Common Stock at an exercise price of $3.40 per share. The Company granted options in August 1996 to acquire 25,000 shares of Common Stock at an exercise price of $24.65 per share to Mr. Brimmer and 37,500 shares of Common Stock at an exercise price of $24.65 per share to Mr. Anderson. All director options vest on a pro-rata basis on the first, second and third anniversaries of the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Stock Option and Compensation Committee (the "Compensation Committee") consists of David L. Rogers and Joel N. Waller. Messrs. Rogers and Waller are directors and executive officers of Wilsons. Lyle Berman, Chairman of the Board and Chief Executive Officer of the Company is a director of Wilsons.

EMPLOYMENT AGREEMENTS

     In February 1995, the Company entered into a three-year employment agreement with Steven W. Schussler pursuant to which Mr. Schussler serves the Company as Executive Vice President-Development. Pursuant to such agreement, Mr. Schussler currently receives an annual salary of $140,000 and has the opportunity to earn performance-related bonuses. Pursuant to such agreement, Mr. Schussler may not disclose confidential information about the Company and has agreed not to compete with the Company for a one-year period after any termination of employment. Mr. Schussler may terminate his employment upon 30 days' written notice to the Board of Directors. If Mr. Schussler is terminated by the Company without "good cause," Mr. Schussler is entitled to receive his base salary and benefits for 12 months.

     In April 1995, the Company entered into a two-year employment agreement with Martin J. O'Dowd pursuant to which Mr. O'Dowd serves as President and Chief Operating Officer of the Company. Pursuant to such agreement, Mr. O'Dowd receives an annual base salary of $175,000, with a discretionary bonus of up to 20% of such annual salary with a guaranteed minimum bonus of $15,000. Pursuant to such agreement, Mr. O'Dowd may not disclose any confidential information about the Company and has agreed not to compete with the Company for a one-year period after termination of employment. Mr. O'Dowd may terminate his employment upon 30 days' written notice to the Board of Directors. If Mr. O'Dowd is terminated by the Company without "good cause," Mr. O'Dowd is entitled to receive his base salary for six months.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally have been made by the Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company for the year ended December 29, 1996 as they affected the Company's executive officers.

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be consistent with others in the Company's industry.

     There are three elements in the Company's executive compensation program, all determined by individual and corporate performance.

    -Base salary compensation
    -Annual incentive compensation
    -Stock options

     Total compensation opportunities are competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job.

     Annual incentive compensation for executives of the Company is based primarily on corporate operating earnings and revenue growth and the Company's positioning for future results, but also includes an overall assessment by the Compensation Committee of executive management's performance, as well as market conditions.

     Awards of stock grants under the Stock Option and Compensation Plan (the "Plan") are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives and other key employees. The Plan also permits the Committee to grant stock options to key personnel. In October 1996, the Compensation Committee adopted a policy whereby the Company's President is authorized to make grants to non-executive employees, subject to established criteria by the Compensation Committee and subject to the Compensation Committee's ratification. Options become exercisable based upon criteria established by the Company.

     The Compensation Committee surveys employee stock option programs of companies with similar capitalization to the Company prior to recommending the grant of options to executives. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year.

     To date, no executive officer of the Company has received compensation that exceeds $1 million per year.

                                             DAVID L. ROGERS
                                             JOEL N. WALLER

STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year return to the Company's shareholders (based on appreciation of the market price of the Company's Common Stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company's Common Stock price in the period from April 7, 1995 (the date of the Company's initial public offering) to December 29, 1996, to the S&P 500 Stock Index and to a "peer group" index created by the Company over the same period. The "peer group" index consists of the common stock of: Applebee's International, The Cheesecake Factory, Brinker International, Cracker Barrel, Dave & Buster's, Landry's Seafood Restaurant, Lone Star Steakhouse & Saloon, Rock Bottom Restaurants, Show Biz Pizza Time and Uno Restaurant Corp. These corporations are involved in various aspects of the restaurant industry. The presentation assumes that the value of an investment in each of the Company's Common Stock, the S&P 500 Index, and the peer group index was $100 on April 7, 1995, and that any dividends paid were reinvested in the same security.









                                 [LINE GRAPH]



TOTAL RETURN ANALYSIS

                        RAINFOREST
                        CAFE INC.       PEER GROUP      S&P 500
                        ----------      ----------      -------
4/7/95                  $100.00         $100.00         $100.00

6/30/95                 $245.45         $107.73         $108.22

12/12/95                $547.73         $ 99.54         $123.84

6/28/96                 $909.09         $131.80         $136.34

12/31/96                $640.99         $116.67         $152.26


                             CERTAIN TRANSACTIONS

     From January 1, 1996 (Inception) through December 29, 1996, the Company paid an aggregate of approximately $365,000 to Grand Media and Electronics Distributing, Inc. ("Grand Media") for consulting fees and purchases of certain media and computer equipment. Grand Media is a Minnesota corporation wholly owned by Grand Casinos, Inc., of which Mr. Berman is Chairman and Chief Executive Officer. There is no written agreement between the Company and Grand Media.

     During 1996, the Company executed a lease to develop a Rainforest Cafe at Stratosphere in Las Vegas, Nevada. Lyle Berman, Chairman and Chief Executive Officer of the Company, is Chief Executive Officer and a director of Stratosphere Corporation and Chairman and Chief Executive Officer of Grand Casinos, Inc., which owns a controlling interest in Stratosphere Corporation. In March 1997, the Company announced that it did not expect that it would open a Unit at Stratosphere because the contracted space is unlikely to be delivered within the terms of the lease, and that such lease would be terminated.

     In January 1997, the Company entered into a Joint Venture and License Agreement with Elephant & Castle Group, Inc.("Elephant & Castle"), a Vancouver-based operator of restaurants and pubs. Pursuant to the joint venture agreement, Elephant & Castle and the Company will each own 50% of a
joint venture that will open 5 Units over a 7 year period.   Pursuant to this
agreement, the Company will receive a non-refundable development fee and a five year option to purchase up to 600,000 shares of Elephant & Castle Common Stock at $8.00 per share. The first Canadian Unit is scheduled to open during the first quarter of 1998. Martin J. O'Dowd, President and Chief Operating Officer of the Company, is a director of Elephant & Castle.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     On November 10, 1995, the Company dismissed Lund Koehler Cox & Company, PLLP, as its independent public accountants and engaged Arthur Andersen LLP as its new independent public accountants. The reports of Lund Koehler Cox & Company, PLLP on the financial statements for the periods from February 31, 1994 (inception) through October 2, 1994 and January 1, 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The Company's Board of Directors participated in and approved the decision to change independent public accountants. In connection with its audits for the periods from February 31, 1994 (inception) through October 2, 1994 and January 1, 1995 and through November 10, 1995, there were no disagreements with Lund Koehler Cox & Company, PLLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Lund Koehler Cox & Company, PLLP would have caused them to make reference thereto in their report on the financial statements for such periods. During the periods from February 31, 1994 (inception) through October 2, 1994 and January 1, 1995 and through November 10, 1995, the Company has not consulted with Arthur Andersen LLP on items which
(1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former independent public accountant.

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen LLP as independent public accountants for fiscal 1997. Arthur Andersen LLP has been the independent public accountants for the Company since November 10, 1995. A representative of Arthur Andersen LLP is expected to attend the meeting and to have an opportunity to make a statement and respond to appropriate questions from shareholders.

                           PROPOSALS OF SHAREHOLDERS

     All proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders of the Company must be received by the Company at its executive offices on or before December 19, 1997.

                                 OTHER MATTERS

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held four meetings during the fiscal year ended December 29, 1996. The Company has an audit committee and a compensation committee, but does not have a nominating committee of the Board of Directors.

     The Company's audit committee, which consists of Messrs. David L. Rogers and Joel N. Waller, held one meeting and took action pursuant to written actions during the fiscal year ended December 29, 1996. The audit committee recommends to the full Board the engagement of the independent accountants, reviews the audit plan and results of the audit engagement, reviews the independence of the auditors, and reviews the adequacy of the Company's system of internal accounting controls.

     The Company's compensation committee, which consists of Messrs. David L. Rogers and Joel N. Waller, held one meeting and took action pursuant to written actions during the fiscal year ended December 29, 1996. The compensation committee reviews the Company's remuneration policies and practices, makes recommendations to the Board in connection with all compensation matters affecting the Company and administers the Company's 1995 Stock Option and Compensation Plan and the Company's Employee Stock Purchase Plan.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 29, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

SOLICITATION

     The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram or by special letter.

     The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

                                     By Order of the Board of Directors

                                     RAINFOREST CAFE, INC.


                                     Martin J. O'Dowd,
                                     Secretary

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              RAINFOREST CAFE, INC.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 22, 1997

                The undersigned, a shareholder of Rainforest Cafe, Inc., hereby appoints Martin J. O'Dowd and Mark S. Robinow, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of Rainforest Cafe, Inc. to be held at the Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota, on May 22, 1997, at 8:45 a.m., and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon:

              1.   Election of Directors:
                   [ ]  FOR all nominees                          [ ]  WITHHOLD AUTHORITY
                                                                       (except as marked to vote for all
                                                                       nominees to the contrary listed
                                                                       below)
                         David W. Anderson, Lyle Berman, Kenneth W. Brimmer, Martin J. O'Dowd,
                           David L. Rogers, Steven W. Schussler, Ercu Ucan, Joel N. Waller.
              INSTRUCTION: To withhold authority to vote for any individual nominee write the nominee's name on the space provided below.
              -------------------------------------------------------------------------------------------
              2.   Upon such other business as may properly come before the meeting or any adjournments thereof.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

                The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Annual Meeting of Shareholders.

         (continued, and TO BE COMPLETED AND SIGNED on the reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           (continued from other side)

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, this proxy will be voted FOR the election of all nominees for director.

                                            (Shareholder must sign exactly as
                                            the name appears at left. When
                                            signed as a corporate officer,
                                            executor, administrator, trustee,
                                            guardian, etc., please give full
                                            title as such. Both joint tenants
                                            must sign.)
                                            Dated _____________________ , 1997

                                            ------------------------------
                                                      Signature

                                            ------------------------------
                                              Signature if held jointly